SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

YOUNG INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

MISSOURI

(State or other jurisdiction of incorporation)

000-23213	43-1718931
(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, MO	63045
(Address of principal executive offices)	(Zip Code)

(314) 344-0010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             REGULATION FD DISCLOSURE

Set forth below is supplemental information provided by Young Innovations, Inc. (the “Company”) clarifying information provided in the Company’s press release on February 7, 2007 and conference call on February 8, 2007.

The Company believes the sales performance of our X-ray product line was the most significant factor contributing to the Company’s weak sales performance for the year.  Although total unit shipments of X-ray systems were higher in 2006 than they were in the prior year, an increase in shipments of units rented was offset by a decline in shipments of units sold.  Rental units generate revenue over multiple periods rather than solely in the period sold.  Therefore, sales in a given period were negatively impacted by the mix shift.  Accordingly, we experienced declines in sales for the first three quarters of the year and flat sales in the fourth quarter.

We believe this shift in mix relates, in part, to the broader market trend towards digital solutions for the dental office. We further believe dentists are interested in a near-term solution for their imaging needs while they evaluate the appropriateness of a digital option for their practice.  Additionally, we believe we are well positioned to serve the needs of our installed user base of more than 15,000 units, and expect to offer an attractive digital retrofit option to our customers in 2007.  While we are optimistic about our long-term prospects for our X-ray product line, we expect continued volatility and uncertainty in our results for the X-ray product line in 2007.

Also in our press release on February 7, 2007, we noted that we would we be making investments in infrastructure over the next two years.  As a result, we expect significant increases in our capital expenditures over the next two years, and currently anticipate total capital expenditures of up to $14 million in 2007 and up to $10 million in 2008.

Investors are cautioned that this information as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995.  Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions.  These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.  Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, those disclosed in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.

	By:	/s/ Christine Boehning
Christine Boehning
Vice President and Chief Financial Officer
Dated: February 9, 2007